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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

       We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 7, 2000, except as to the pooling of interests of Monsanto Company and Pharmacia & Upjohn, Inc. which is as of March 31, 2000, relating to the financial statements of Pharmacia Corporation, which appears in Pharmacia Corporation's Current Report on Form 8-K filed on May 22, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


Florham Park, New Jersey
November 2, 2000